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                     COMMONWEALTH INCOME & GROWTH FUND III

                     UNITS OF LIMITED PARTNERSHIP INTEREST

         Minimum Investment - 125 Units (50 Units for Qualified Plans)

                               Agency Agreement

COMMONWEALTH CAPITAL SECURITIES CORP.
1160 West Swedesford Road
Berwyn, Pennsylvania  19312

                                                              __________, 1997

Dear Sirs:

      Commonwealth Income & Growth Fund III is a Pennsylvania limited partnership (the "Partnership") of which Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation, is the sole general partner (the "General Partner"). The Partnership desires to increase the capital of the Partnership in the proposed maximum amount of $15,000,000, by the sale of units (the "Units") evidencing limited partnership interests in the Partnership.

      1. Representations and Warranties of the Partnership and the General Partner. The Partnership and the General Partner, jointly and severally, represent and warrant to you, for your benefit and for the benefit of each Participating Broker (as defined below) and each person who controls you or any Participating Broker within the meaning of Section 15 of the Securities Act of 1933, as amended (which, together with the rules and regulations promulgated thereunder, is herein referred to as the "Act"), that:

            (a) The Partnership has filed with the Securities and Exchange Commission the "Commission") a registration statement on Form S-1 (No. 333-_____), as amended by such amendments thereto as may have been required to the date hereof, with respect to the registration of the Units under the Act; unless the context otherwise requires, such registration statement as amended at the time it becomes effective under the Act and the amended prospectus in the form filed or mailed for filing pursuant to Rule 424(b) of the Act are hereinafter called the "Registration Statement" and "Prospectus," respectively; except that (A) if the Partnership files a post-effective amendment to the registration after the declaration of the effectiveness of such post-effective

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amendment, refer to the registration statement as amended by such post-effective amendment thereto and the term "Prospectus" shall refer to the amended prospectus then on file with the Commission, and (B) if the prospectus, including any sticker supplement thereto not theretofore consolidated into a post-effective amendment, filed by the Partnership pursuant to either Rule 424(b) or (c) of the rules and regulations of the Commission under the Act (the "Regulations"), shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term "Prospectus" shall refer to the prospectus, including any such sticker supplement, filed pursuant to either Rule 424(b) or (c), as the case may be, from and after the date on which it shall have been filed. The Partnership will not at any time after the Registration Statement initially becomes effective file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which you shall reasonably object in writing or which shall be reasonably disapproved by your counsel.

            (b) The Registration Statement and the Prospectus, when effective or filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by you expressly for use therein;

            (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Partnership nor the General Partner has experienced nor, prior to the Closing Date (as hereinafter defined) or each Subsequent Closing Date (as hereinafter defined) will any of them experience any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, management, financial position, properties or results of operations of the Partnership or the General Partner, respectively, otherwise than as set forth in the Prospectus; and neither the Partnership nor the General Partner has entered into any material transactions other than as described in the Prospectus; and the capitalization, indebtedness, assets, properties, material liabilities and business of the Partnership and the General Partner conform to the descriptions thereof contained in the Prospectus;

            (d) The Partnership is a duly formed and validly existing limited partnership under the laws of the Commonwealth of Pennsylvania, with power and authority to conduct its business, and own its properties, all as described in the Prospectus and in the form of Limited Partnership Agreement attached as Appendix I to the Prospectus (the "Partnership Agreement"); and the Partnership has been, or will be, duly qualified to do business as a foreign limited partnership under the laws of each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except that, in states that do not provide for the qualification of foreign limited partnerships, the Partnership Agreement or a certificate containing all required information shall be filed in such offices in such states as are appropriate in the circumstances;


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            (e) The General Partner is a duly formed and validly existing corporation under the laws of the Commonwealth of Pennsylvania, with power and authority to conduct its business and own its properties, all as described in the Prospectus and the Partnership Agreement; and the General Partner has been, or will be, duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification;

            (f) The execution, delivery and performance by the Partnership and the General Partner of this Agreement and the Partnership Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Partnership or the General Partner are a party or by which the Partnership or the General Partner are bound, or any order, rule or regulation of any court, governmental agency, or body having jurisdiction over the Partnership or the General Partner or any of their affiliates, or any of their properties; and no consent, approval, authorization, or order of any court, governmental agency, or body is required for the consummation by the Partnership or the General Partner of the transactions contemplated by this Agreement, except such as may be required under the Act or state securities or Blue Sky laws in connection with the sale of the Units through you;

            (g) The Partnership and the General Partner have full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and this Agreement is enforceable against the Partnership and the General Partner in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors, rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and to the extent that the enforceability of the indemnity or contribution provisions contained in this Agreement may be limited under applicable securities laws;

            (h) There are no legal or governmental proceedings pending to which the Partnership or the General Partner or any of their affiliates is a party or of which any property of the Partnership or the General Partner or any of their affiliates is the subject which is reasonably expected to have a material adverse effect individually or in the aggregate on the financial position or results of operations of the Partnership, the General Partner, Commonwealth of Delaware, Inc. or Commonwealth Capital Corp.; and, to the best of their knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (i) The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Partnership, the General Partner and Commonwealth Capital Corp. as of the dates specified and since such dates there have been no material adverse changes to their businesses or assets; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the


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periods involved; Ernst & Young, who have certified such financial statements of the Partnership, the General Partner and Commonwealth Capital Corp., are independent public accountants as required by the Act;

            (j) The Partnership is exempt from the provisions of the Investment Company Act of 1940, as amended, and the Investment Advisors Act of 1940, as amended;

            (k) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement which have not been so filed;

            (1) The General Partner has, at all times used its best efforts to maintain, in the aggregate, a net worth sufficient for classification of the Partnership as a partnership for federal income tax purposes under the current interpretations of the Internal Revenue Code of 1986, as amended ("Code"), and regulations promulgated thereunder, and, in any event, will at all such times have a net worth computed in accordance with generally accepted accounting principles equal to at least $100,000;

            (m) The Prospectus does not contain any statement with respect to the allowance of any deduction, the exclusion of any income or the securing of any other tax benefit which the General Partner knows or has reason to know is incorrect in any material respect and does not include any assumption, which is stated therein to be the basis for any such statement, which the General Partner knows or has reason to believe is incorrect or unreasonable in any material respect;

            (n) Upon payment for and sale of the Units as contemplated by the Prospectus, each of the Units will represent a validly authorized and duly issued interest in the Partnership and such Units will conform to the description contained in the Prospectus and the holders thereof will be entitled to all of the rights and benefits as well as limited liability of a limited partner under the Partnership Agreement and the Pennsylvania Revised Uniform Limited Partnership Act, all as described in the Prospectus;

            (o) Neither the General Partner, nor any affiliate thereof, has received, or is entitled to receive, directly or indirectly, any commitment fee, finder's fee or similar fee from any person other than as described in the Prospectus, in connection with the acquisition of or commitment for equipment by the Partnership;

            (p) All actions required to be taken by the Partnership and the General Partner as a condition to the subscription for and the sale of Units have been, or prior to the Closing Date and each Subsequent Closing Date, if any, referred to below, shall have been taken.

      2. Offering and Sale of Units--Closing Date and Subsequent Closing
Dates.

        (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you are hereby appointed the exclusive selling agent of


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the Partnership during the term herein specified (the "Offering Period") for the purpose of finding subscribers for the Units for the account of the Partnership through a public offering. Subject to the performance by the General Partner and the Partnership of all of their obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during the Offering Period to find subscribers for the Units at a public offering price of $20 per Unit (or such lesser amount as a result of lower selling commissions on certain quantity purchases, as described in the Prospectus), each subscriber being required to subscribe for at least one hundred twenty-five (125) Units other than Qualified Plans, as defined in the Prospectus, for whom the minimum subscription shall be fifty (50) Units. Your agency hereunder, which is subject to the conditions of
Section 6 hereof, shall continue, unless terminated earlier pursuant to the terms of this Agreement or upon the sale of all of the Units offered hereby, until the date which is twelve months after the Effective Date, as such term is defined in Section 9 (the "Minimum Offering Date"), unless subscriptions for at least 75,000 Units are received by such date, in which case the General Partner may extend the Offering Period, as provided in the Prospectus and subject to regulatory approval where required, until such date not more than twenty-four months after the Effective Date as may be agreed upon in writing by you. and the Partnership (such date being hereinafter referred to as the "Offering
Termination Date"); provided, however, that if no such agreement is reached, the Minimum Offering Date shall be the Offering Termination Date.

            (b) Each person desiring to purchase Units will be required to complete and execute a Subscription Agreement substantially in the form included as Appendix III to the Prospectus and to return such Subscription Agreement to you or to any Participating Broker, together with all documents, if any, required under state securities laws. You or such Participating Broker may, in your discretion and in accordance with applicable law, execute a Subscription Agreement on behalf of a subscriber. You or such Participating Broker shall ascertain that each Subscription Agreement of a prospective purchaser of Units has been completed and executed properly and shall then promptly forward such Subscription Agreement together with a check payable to the order of "Commonwealth Income & Growth Fund III, PNC BANK, N.A., Escrow Agent" in the amount of the purchase price of such Units, and any other relevant documents, to PNC Bank, Philadelphia, Pennsylvania (the "Escrow Agent") by the end of the next business day following receipt or, if final internal supervisory review is conducted at a different location, to such final review office by the end of such next business day, which in turn will transmit same to the Escrow Agent by the end of the next business day following its receipt thereof. Until the Closing Date (as defined below), the Escrow Agent will deposit the checks in an escrow account in accordance with an escrow agreement made by you and the Partnership with the Escrow Agent and invested, at the direction of the Partnership as provided in the Prospectus. Prior to the Closing Date, the General Partner and the Partnership will have no right to obtain such funds from the Escrow Agent. Until the Closing Date, any check received by you or a Participating Dealer which is made payable to anyone other than the Escrow
Agent shall be returned to the subscriber who submitted the check and not accepted. You will submit to the Partnership all Subscription Agreements received by you as soon as practicable.


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            (c) Until the Closing Date, the Escrow Agent will forward any
Subscription Agreements and any accompanying documents received by it to the General Partner. The General Partner, on receipt of the Subscription Agreements, will determine as soon as practicable (but in no event more than 30 days after receipt) whether it expects to accept the proposed purchaser as a Limited Partner in the Partnership. The General Partner reserves the right to reject the tender of any and all Subscription Agreements. Should the General Partner determine that it will accept the tender of a Subscription Agreement, the General Partner will promptly advise you or the appropriate Participating Broker of such action. Should the General Partner determine to reject the tender of a Subscription Agreement, it will promptly notify you or the appropriate Participating Broker (and, if the General Partner elects, the prospective purchaser) in writing of such determination and will promptly return the tendered Subscription greement directly to you, the appropriate Participating Broker or the prospective purchaser and, until the Closing Date, direct the Escrow Agent to return, and thereafter itself will return, the purchase price of the Units (plus any interest earned thereon prior to the Closing Date) directly to the prospective purchaser.

            (d) In the event the offering is commenced and subscriptions for at least 75,000 Units shall not have been received by the Minimum Offering Date, all funds received from subscribers (if any) shall be returned in full, together with any interest actually earned thereon and without deduction by you of any escrow or other fee or expenses. Your agency and this Agreement shall terminate without obligation on your part or on the part of the General Partner or the Partnership, except as provided in Sections 4 and 7 hereof.

            (e) If by the Minimum Offering Date at least 75,000 Units shall have been subscribed for, then you shall notify the General Partner of the aggregate number of Units for which you have received subscriptions, and payment of the purchase price for the Units for which you have found subscribers shall then be made at the offices of Blank, Rome, Comisky & McCauley, or at such other place as shall be agreed upon between you and the Partnership, at 10:00 a.m., Philadelphia, Pennsylvania time, on the fifth full business day after the day on which you so notify the General Partner of the number of Units subscribed for, or such other day and time (not later than 10 business days after giving notice to the General Partner) as shall be agreed upon between you and the Partnership but not later than 30 days after receiving subscriptions for the minimum number of Units. The time for delivery and payment for Units is herein referred to as the "Closing Date."

            (f) If less than all the Units shall have been subscribed and paid for at the Closing Date, then, at periodic intervals in accordance with the Partnership Agreement, to be mutually agreed upon by you and the Partnership during the Offering Period but no less often than monthly, there shall be subsequent closings for the payment to the Partnership of the purchase price of additional Units sold by you ("Subsequent Closing Date(s)") until the offering Termination Date. Five days prior to each Subsequent Closing Date you shall notify the General Partner of the aggregate number of additional Units for which you have received subscriptions. Payment of the purchase price for the additional Units for which you have found subscribers shall be made at the offices of Blank, Rome,


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Comisky & McCauley, or at such other place as shall be agreed upon between you and the Partnership, at 10:00 a.m., Philadelphia, Pennsylvania time, on each Subsequent Closing Date.

            (g) Subject to subscriptions for at least 75,000 Units being received and accepted by the Minimum Offering Date, for the services of you and of the Participating Brokers in soliciting and obtaining purchasers of Units the Partnership agrees to (i) pay to you, or to you for the benefit of such Participating Brokers, an 8% selling commission for each Unit sold by the Partnership through the efforts of you or such Participating Broker and (ii) pay to you a 1% Dealer Manager Fee for each Unit sold by the Partnership, except that in connection with sales of at least $250,020 to any one "investor," the selling commissions and Dealer Manager Fee payable will be reduced (as will be the purchase price for all Units purchased by the investor) in accordance with the following schedule:

           Total Amount
             Invested         Selling Commission      Dealer Manager
           by Investor             Per Unit            Fee Per Unit
           ------------       ------------------      --------------
      up to $ 250,000                 8%                    1%
      250,020 to   350,000            7%                    1%
      350,020 to   500,000            6%                    1%
      500,020 to   750,000            6%                    1%
      750,020 to 1,000,000            5%                    1%
      1,000,020 or more               4%                    1%

      Subscriptions may be combined for the purpose of determining the total selling commissions and Dealer Manager Fees payable in the case of subscriptions made by any investor who, subsequent to his initial subscription for Units, subscribes for additional Units. Any request for combining subscriptions will be subject to verification by the General Partner that all of such subscriptions were made by a single investor. The selling commission payable with respect to any subsequent subscription for Units will equal the commission determined from the schedule set forth above as if all subscriptions had been made simultaneously, less the commissions applicable to all prior subscriptions for Units by such investor.

      The purchase price for Units shall be as provided in the Prospectus. For purposes of determining the purchase price, Units purchased by an individual and his or her spouse or children under the age of 18, or purchases by a trustee or fiduciary purchasing for a single trust or fiduciary account shall be treated as a single purchase. Commissions shall be paid to you by bank check at the Closing Date or at any Subsequent Closing Date, as the case may be.

            (h) Subscriptions for Units may also be solicited by certain dealers selected by you (the "Participating Brokers") and sales by Participating Brokers shall be made under a Participating Broker Agreement in the form customarily used by you when acting as underwriter. Each such Participating

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Broker shall be a member in good standing of the National Association of
Securities Dealers, Inc. ("NASD").

            (i) Neither you, the Partnership, the General Partner, nor any Participating Broker participating in the offering of the Units shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchase of Units; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

      3. Covenants of the Partnership and the General Partner. The Partnership and the General Partner jointly and severally agree that:

            (a) The General Partner and the Partnership will use their reasonable best efforts to cause the Registration Statement to become effective and will notify you immediately and confirm in writing (i) when the Registration Statement and any amendment thereto shall have become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus, in order to make any material statement therein not misleading; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution of any proceedings for such purpose; and the General Partner and the Partnership will make every reasonable effort to prevent the issuance by the Commission or any governmental agency pursuant to the securities laws of any jurisdiction of any stop order and, if such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment;

            (b) The Partnership will deliver to you, as soon as available, two signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits) and will also deliver to you such number of conformed copies of the Registration Statement as originally filed and of each subsequent amendment thereto (including exhibits) as you may reasonably request;

            (c) The General Partner and the Partnership will use their reasonable best efforts, in cooperation with you, to take such action to qualify the Units for offering and sale under the securities laws of such jurisdictions as may be mutually agreed upon by you and the Partnership and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution; provided that in connection therewith neither the General Partner nor the Partnership shall be required to qualify as a foreign corporation or partnership, respectively, or to file a general consent to service of process in any jurisdiction;

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            (d) As promptly as possible following the designation of
jurisdictions in accordance with Section 3(c) above, the Partnership will deliver to you a Blue Sky Memorandum with respect to applicable securities registration or exemption requirements of each such designated jurisdiction with respect to the offering and sale of Units by a broker-dealer registered under the laws of such jurisdiction and will supplement such Memorandum from time to time as necessary to reflect the effective qualification or exemption of the offering or sale of such jurisdiction, and the applicable securities registration or exemption requirements of additional jurisdictions designated in accordance with Section 3(b) above from time to time.

            (e) The General Partner and the Partnership will deliver promptly to you, as soon as the Registration Statement becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented), as you may reasonably request; and the General Partner and the Partnership consent to the use of the Prospectus and any amendments or supplements thereto by you and by any dealers selected by you for the purposes contemplated by the Act;

            (f) During the period when the Prospectus is required to be delivered under the Act, the General Partner and the Partnership will comply, so far as they are reasonably able and at the Partnership's reasonable expense, with all requirements imposed upon them by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions of this Agreement and of the Prospectus;

            (g) If any event relating to or affecting the General Partner, the Partnership or Partnership assets or properties shall occur as a result of which it is necessary, in the reasonable opinion of your counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, the General Partner and the Partnership will forthwith prepare and furnish to you, without expense to you, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to your counsel) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. For the purposes of this subsection, the General Partner and the Partnership will furnish such information with respect to themselves and any Partnership properties as you may from time to time reasonably request;

            (h) The Partnership will make generally available to holders of Units as soon as practicable, but not later than 120 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act, which need not be certified by independent public accountants unless required by the Act) covering the 12-month period commencing on the first day of the calendar quarter following the effective date of the Registration Statement;

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            (i) The Partnership will employ Ernst & Young or some other firm of independent certified public accountants having a comparable national reputation for the purpose of auditing and reporting on the financial statements of the Partnership;

            (j) The Partnership will, so long as any Units or Interests remain outstanding, furnish directly to you the following:

            (A) As soon as practicable after the end of each fiscal year, one copy of the Partnership's annual report, including therein the accountants' report, the balance sheet, the related statement of profit and loss and changes in financial position;

            (B) as soon as practicable after the end of each of the first three quarterly periods of each fiscal year, one copy of a balance sheet of the Partnership as at the end of such period, setting forth in reasonable detail its financial position, together with related statements of profit and loss, none of which statements need be audited, but shall be certified as correct by the General Partner of the Partnership;

            (C) copies of any report, application or documents which the Partnership shall file with the Commission; and

            (D) as soon as the same shall be sent to holders of Units, each communication which shall be sent to the holders of the Units, including any other annual or interim reports of the Partnership and all other notices and reports required by the Partnership Agreement or described in the Prospectus;

            (k) The Partnership will not, at any time either before or after the Registration Statement becomes effective, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which you shall reasonably object in writing or which shall be reasonably disapproved by your counsel promptly after notice thereof; will deliver to you, from time to time, all supplemental sales materials (whether designated solely for "broker-dealer" or internal use or otherwise) proposed to be used or delivered by the Partnership in connection with the offering of Units, prior to the use or delivery to third parties of such material, and it will not use or deliver any such material to which you shall reasonably object or which shall be reasonably disapproved by your counsel;

            (l) Prior to filing with the Commission any reports on Form SR, the Partnership will furnish a copy thereof to you and receive and consider your comments thereon, and deliver promptly to you a signed copy of each report on Form SR filed by the Partnership with the Commission;

            (m) The General Partner and the Partnership agree to execute or cause to be executed all such certificates and other documents conforming to the Partnership Agreement and to do or cause to be done all such filing, recording, publishing and other acts as may be appropriate to comply with the requirements of law for the formation and operation of a limited partnership in the Commonwealth of Pennsylvania and the qualification of the Partnership and the General Partner to do business in each jurisdiction in which the Partnership's ownership or leasing of property or the conduct of its business as described in the Prospectus requires such qualification; provided, however, that in states that do not provide for the qualification of foreign limited partnerships, the General Partner and Partnership shall take such action as is necessary to permit such ownership or leasing of property or the conduct of their respective businesses as described in the Prospectus under the laws of such jurisdiction; and

            (n) The Partnership shall apply the proceeds of the offering and sale of the Units in the manner provided for in the Prospectus.

      4. Payments of Fees and Expenses. The Partnership, and the General Partner, jointly and severally, agree with you to pay or cause to be paid:

            (a) the registration fee in connection with the registration of the Units under the Act;

            (b) the filing fees and expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 3(c) hereof;

            (c) the filing fees and expenses incident to securing any required review by the NASD of the terms of sale of the Units;

            (d) the fees, disbursements and expenses of the accountants and counsel for the Partnership in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to you;

            (e) the cost of printing and delivery to you of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of the Subscription Agreement;

            (f) the cost of mailing and reproducing this Agreement, any agreements between you and any Participating Brokers, any Blue Sky surveys, all sales materials, and any other documents in connection with the offer, purchase and sale of Units;

            (g) the costs and charges of any depositary, escrow agent, transfer agent or registrar; and

            (h) all other costs and expenses incident to the performance of the obligations of the Partnership and the General Partner under this Agreement which are not otherwise specifically provided for in this Section.

      Notwithstanding the foregoing, the General Partner agrees to pay or cause to be paid all Organization and Offering Expenses.

      5. Covenants of Selling Agent. (a) You, as exclusive selling agent, acknowledge your obligations under Sections 3 and 4 of Section 34 of Article III to the NASD Rules of Fair Practice. Without limiting the foregoing, you shall, in recommending the purchase of Units to any person, have reasonable grounds to believe, on the basis of information obtained from such person concerning his investment objectives, financial situation and needs and any other information known to you, that the investment is suitable for such person and that such person is in a financial position and has sufficient net worth to benefit from, and sustain the risks of, such investment; and you further acknowledge that prior to executing a transaction, you will have informed the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Units; and you further agree to maintain in your files and make available for a period of at least six years documentation concerning the basis upon which you determined the suitability of such investment for each potential purchaser; and you further agree that you will not execute any purchase of Units for a discretionary account without prior written approval of the customer; and

            (b) Insofar as the distribution of the offering is within your control and not the Partnership's, you agree that the distribution of the offering will comply with the Act and the securities laws (including applicable suitability standards) of the jurisdictions in which you offer the Units.

      6. Conditions of Your Obligations. Your obligations hereunder shall be subject, in your discretion, to the conditions (i) that all representations and warranties and other statements of the Partnership and the General Partner contained in this Agreement are at and as of the Effective Date, the Closing Date and each Subsequent Closing Date true and correct and (ii) that the Partnership and the General Partner shall have performed all of their obligations hereunder to be performed on the Effective Date, the Closing Date and each Subsequent Closing Date. In addition, your obligations shall be subject to the following conditions:

            (a) The Registration Statement shall have become effective, and you shall, have received notice thereof, not later than 10:00 a.m., eastern standard time, on the date of this Agreement, or at such other time and date as you may agree; at the Closing Date and each Subsequent Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the commission and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) The United States shall not have become engaged in hostilities which resulted in the declaration, on or after the date of this Agreement, of a national emergency or war the effect of which in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering of the Units in the manner contemplated in the Prospectus;

            (c) No domestic or international event or act shall have materially disrupted, or in the reasonable exercise of your opinion will in the immediate future materially disrupt, securities markets; trading on the New York Stock Exchange, the American Stock Exchange or the NASD's automated quotation system ("NASDAQ") shall not have been suspended; minimum prices for trading shall not have been fixed, and maximum ranges for prices for securities shall not have been required on the New York Stock Exchange, the American Stock Exchange or NASDAQ; no banking moratorium shall have been declared by a state or federal authority; and there shall have been no other development having a materially adverse impact on the Partnership or the General Partner;

            (d) The Partnership shall have furnished or caused to be furnished to you at the Effective Date, the Closing Date, and each Subsequent Closing Date, if any, certificates of the Partnership and the General Partner, reasonably satisfactory to you, as to the accuracy of the representations and warranties of the Partnership and the General Partner herein at and as of the Effective Date, the Closing Date and each Subsequent Closing Date, if any, as the case may be, and as to the performance by the Partnership and the General Partner of all of their obligations hereunder to be performed at or prior to the Effective Date, the Closing Date and each Subsequent Closing Date, as the case may be.

      7. Indemnification. (a) The Partnership and the General Partner jointly and severally agree to indemnify you and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto (including any supplemental sales literature furnished to you), or arise out of or are based upon the omission or alleged omissions to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of or are based upon any misrepresentation or breach of warranty or any alleged misrepresentation or breach of warranty set forth in section 1 of this Agreement, or arise out of or are based upon the failure of by any of the Partnership or the General Partner (including their affiliates to the extent required) to comply with sections 1 and 3 of this Agreement; and the Partnership and the General Partner shall reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Partnership and the General Partner shall not be liable in any case to the extent that (i) any loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omissions or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement thereto (including any supplemental sales literature furnished to you) in reliance upon and in conformity with written information furnished by you expressly for use therein or (ii) if such statement or omission was contained in any Prospectus and corrected in a later Prospectus or Supplement and you failed to deliver or provide a copy of the later Prospectus or Supplement at or prior to the confirmation of the sale of Units.

            (b) You agree to indemnify and hold harmless the Partnership and the General Partner against any losses, claims, damages or liabilities (whether joint or several) to which the Partnership or the General Partner may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of your failure to comply with your covenants contained in section 5 of this Agreement, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished by you expressly for use therein.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this section 7 except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying part shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            (d) If the indemnification provided for in this section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referenced therein other than by reason of the provisions thereto, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and you on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or is not allowed because the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership and the General Partner on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by the General Partner on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission. The General Partner and you agree to that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referenced above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referenced above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the Partnership and the General Partner under this section 7 shall be in addition to any liability, whether joint or several, which the Partnership and the General Partner may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Act; and your obligations under this section 7 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to the Partnership and the General Partner and to each person, if any, who controls them within the meaning of the Act.

            (f) Notwithstanding the above, any person acting as a broker-dealer shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee and court approval of indemnification of litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved the indemnification of litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and indemnification of settlement and related costs. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission and other applicable state securities commissions with respect to the issue of indemnification for securities law violations.

      8. Survival of Agreement. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the General Partner and you as set forth in this Agreement or made by or on behalf of them and you pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or an behalf of you or any controlling person of you or the Partnership or the General Partner and shall survive the Closing Date and each Subsequent Closing Date.

      9. Effective Date of This Agreement. This Agreement shall become effective (the "Effective Date") upon the execution of this Agreement.

      10. Post-Effective Amendment. The Partnership and the General Partner represent and warrant to you that if, on the Minimum Offering Date, subscriptions for at least 75,000 Units shall not have been received, they will file a post-effective amendment to the Registration Statement de-registering all of the Units and if, at the Offering Termination Date, subscriptions for all 750,000 of the Units shall not have been received, they will file a post-effective amendment to the Registration Statement deregistering the unsold Units and, in either case, will terminate any additional offering of Units and warrant to you that they will file all reports required by the Regulations with regard to sales of the Units and use of the proceeds therefrom.

      11. Notice. All statements, requests, notices, and agreements hereunder shall be in writing (or by telegram if promptly confirmed in writing) and, if to you, shall be sufficient in all respects when delivered or sent by registered mail or Federal Express (or similar nationally recognized overnight mail service) to you at Commonwealth Capital Securities Corp., 1160 West Swedesford Road, Berwyn, Pennsylvania 19312, Attention: Kimberly A. MacDougall; and, if to the Partnership, shall be sufficient in all respects if delivered or sent by registered mail or Federal Express (or similar nationally recognized overnight mail service) to the Partnership at 1160 West Swedesford Road, Berwyn, Pennsylvania 19312, Attention: George S. Springsteen.

      12. Binding Agreements. This Agreement shall be binding upon and inure solely to your benefit, the benefit of the Partnership and, to the extent provided in sections 7 and 8 hereof, the General Partner, each person who controls the Partnership or you and their respective heirs, executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units shall be deemed a successor or assign by reason merely of such purchase. All representations, warranties and covenants made by the Partnership or the General Partner shall inure to the benefit of any Participating Broker engaged by you to assist in the sale of the Units pursuant to the terms of a Participating Broker Agreement substantially in the form of Exhibit B hereto.

      13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania.

      14. Exclusive Jurisdiction. Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

      15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof; and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the parties hereto.

                                   Very truly yours,

                                   COMMONWEALTH INCOME & GROWTH
                                   FUND III, a Pennsylvania limited partnership

                                   By: COMMONWEALTH INCOME & GROWTH
                                         FUND, INC., a Pennsylvania corporation,
                                         General Partner


                                         By:
                                            -------------------------------
                                               George S. Springsteen,
                                               President


                                   COMMONWEALTH INCOME & GROWTH
                                     FUND, INC., a Pennsylvania corporation


                                   By:
                                      -------------------------------
                                         George S. Springsteen,
                                         President

Confirmed and Accepted
as of the date hereof
at ____________________:

COMMONWEALTH CAPITAL
SECURITIES CORP.


By:
   ------------------------

                         PARTICIPATING BROKER AGREEMENT

                     COMMONWEALTH INCOME & GROWTH FUND III
                              LIMITED PARTNERSHIP




    THIS PARTICIPATING BROKER AGREEMENT (the "Agreement") is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between Commonwealth Capital Securities Corp., a Pennsylvania corporation (the "Dealer Manager"), and the Participating Broker (the "Participating Broker") identified in Exhibit A hereto.

    WHEREAS COMMONWEALTH INCOME & GROWTH FUND III, is a limited partnership (the "Partnership") duly organized under the Revised Uniform Limited Partnership Act (1986) as enacted in the Commonwealth of Pennsylvania; and

    WHEREAS, COMMONWEALTH INCOME & GROWTH FUND, INC., a Pennsylvania corporation is serving as the general partner (the "General Partner") of the Partnership; and

    WHEREAS, the Partnership proposes to offer and sell up to 750,000 Units of limited partnership interest in the Partnership ("Units") to the general public, pursuant to a public offering (the "Offering") of the Units which shall be registered with the Securities and Exchange Commission ("SEC"); and

    WHEREAS, the Dealer Manager, which has heretofore entered into an agency agreement with the Partnership pursuant to which it has been designated the Dealer Manager to sell and manage the sale by others of the Units pursuant to the terms of such agreement and the Offering (the "Agency Agreement"), is a corporation incorporated in and presently in good standing in the Commonwealth of Pennsylvania, and is presently registered with the Pennsylvania Securities Commission and with the National Association of Securities Dealers, Inc. ("NASD") as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Units; and

    WHEREAS, the Participating Broker is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as a broker-dealer with the NASD, and presently licensed by the appropriate regulatory agency of each state in which it will offer and sell the Units as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Units; and

    WHEREAS, the Partnership has filed with the SEC a registration statement on Form S-1, including a preliminary or final prospectus, for the registration of the Units under the Securities Act of 1933, as amended (the "Securities Act") (such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC at the time the registration statement becomes effective, including any post-effective amendments or supplements to such registration statement or prospectus after the effective date of registration, being herein respectively referred to as the "Registration Statement" and the "Prospectus"); and

    WHEREAS, the offer and sale of the Units shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus and, further, pursuant to the terms and conditions of all applicable securities laws of all states in which the Units are offered and sold; and

     WHEREAS, the Dealer Manager desires to retain the Participating Broker to use its best efforts to sell the Units, and the Participating Broker is willing and desires to serve as a broker for the Dealer Manager for the sale of the Units upon the following terms and conditions;

    NOW THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed between the Dealer Manager and the Participating Broker as follows.

    1.   Engagement.

    (a) Subject to the terms and conditions herein set forth, the Dealer Manager hereby engages the Participating Broker and the Participating Broker hereby agrees and covenants to use its best efforts to sell for the account of the Partnership a portion of the Units described in the Registration Statement, as specified on Exhibit A hereto. The Participating Broker hereby accepts such engagement and covenants, warrants and agrees to sell the Units according to all of the terms and conditions of the Registration Statement, all applicable state and federal laws, including the Securities Act and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC and the NASD, including but not limited to NASD's Rules of Fair Practice.

    (b) The Participating Broker shall use its best efforts, promptly following receipt of written notice from the Dealer Manager of the effective date of the Registration Statement, to sell the Units in such quantities and for the account of such Partnership as shall be agreed between the Participating Broker and Dealer Manager and specified on Exhibit A hereto, and to such persons and according to all such terms as are contained in the Registration Statement and the Prospectus. The Participating Broker shall comply with all requirements set forth in the Registration Statement and Prospectus. The Participating Broker understands and will advise potential investors that all sales of the Units will be for Units of limited partnership interest in COMMONWEALTH INCOME & GROWTH FUND III. The Participating Broker shall use and distribute, in connection with the offer and sale of the Units, only the Prospectus and such sales materials and advertising as shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act and which has been approved in writing by the General Partner or the Dealer Manager. The Participating Broker will make a record of its distribution of each preliminary prospectus, and when furnished with copies of any revised preliminary prospectus, Participating Broker will, upon the request of the Dealer Manager, promptly forward copies thereof to each person to whom Participating Broker has theretofore distributed a preliminary prospectus.
The Dealer Manager reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, and the Participating Broker shall comply with all such additional procedures to the extent that it has received written notice thereof.

    (c) The Participating Broker shall be permitted to accept subscriptions for the Units (the "Subscription(s)") by telephone from residents of those states identified on Schedule A attached hereto and made a part hereof provided that (1) the registered representative and branch manager of the Participating Broker execute the subscription agreement attached as Appendix III to the Prospectus (the "Subscription Agreement") on behalf of any investor who subscribes for Units by telephone; and (2) the Participating Broker does not charge any additional fees, including but not limited to, fees relating to the opening of an account with the Participating Broker, to any investor who telephonically or orally subscribes for Units. It is understood and agreed between the Dealer Manager and the Participating Broker that the Dealer Manager may, in its discretion, change, modify, add to or delete from the list of states identified on Schedule A. Any such modification shall be effective three (3) days from the date written notice to the Participating Broker has been mailed by the Dealer Manager. The Participating Broker shall not execute a Subscription Agreement on behalf of any investor who subscribes for Units by telephone unless such investor has specifically authorized the registered representative and the branch manager of the Participating Broker to execute the Subscription Agreement on behalf of such investor and has made or agreed to make full payment for all Units covered by such Subscription Agreement. Notwithstanding anything contained herein to the contrary, the Participating Broker shall have no authority to make representations on behalf of an investor or to initial representations contained in the Subscription Agreement on behalf of an investor. In connection with telephonic or other oral Subscriptions for Units, the Participating Broker represents and warrants as follows: (i) that a Prospectus was delivered to the investor before the investor made a decision to invest; (ii) that the investor meets the suitability requirements set forth in the Prospectus; and (iii) that, in compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice, the Participating Broker has reasonable grounds to believe and does believe that the investment in the Partnership is suitable for the investor, based upon information supplied by the investor to such Participating Broker.

    (d) Notwithstanding anything to the contrary contained in Section 2 of this Agreement, in the event that the Dealer Manager pays any commission to the Participating Broker for sale of one or more Units, including, but not limited to, those Units sold pursuant to a telephonic or other oral Subscription therefore, where representatives of the Participating Broker execute the Subscription Agreement relating to such Units, and the Subscription is rescinded as to one or more of the Units covered by such Subscription, the Dealer Manager shall decrease the next payment of commission or other compensation otherwise payable to the Participating Broker by the Dealer Manager under this Agreement by an amount equal to the commissions rate established in Section 2 and Exhibit A of this Agreement, multiplied by the number of Units as to which the Subscription is rescinded. In the event that no payment of commissions or other compensation is due to the Participating Broker after such withdrawal occurs, the Participating Broker shall pay the amount specified in the preceding sentence to the Dealer Manager within ten (10) days following mailing of notice to the Participating Broker by the Dealer Manager stating the amount owed as a result of rescinded Subscriptions.

    (e) All monies received for purchase of any of the Units shall be forwarded by the Participating Broker to the Dealer Manager for delivery to PNC Bank (the "Escrow Agent") or, if final internal supervisory review is conducted at a different location, to such final review office by the end of such next business day, which in turn will transmit same to the Escrow Agent by the end of the next business day following its receipt thereof, where such monies will be deposited in an escrow account established by the Partnership solely for such Subscriptions ("Escrow Account") until such time (if any) that such monies are deliverable to the Partnership pursuant to the escrow agreement between the Partnership and the Escrow Agent ("Escrow Agreement"), except the Participating Broker shall return any check not made payable to "PNC Bank, Escrow Agent" directly to the Subscriber who submitted the check. After such time that monies are deliverable to the Partnership, the Participating Broker may accept checks made payable to either the Partnership or the Escrow Agent. Subscriptions will be executed as described in the Registration Statement or as directed by the Dealer Manager. The monies shall be deposited or transmitted by the Participating Broker to the Dealer Manager no later than the close of business of the next business day after receipt of the Subscription documents by the Participating Broker; provided, however, that if the Participating Broker maintains a branch office, the branch office shall transmit the Subscription documents and check to the Participating Broker by the close of business on the first business day following their receipt by the branch office and the Participating Broker shall review the Subscription documents and check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Dealer Manager by the close of business on the first business day after their receipt by the Participating Broker. Pursuant to the terms of the Agency Agreement, the Dealer Manager will transmit the check or monies to the Escrow Agent by no later than the close of business on the next business day after the check is received from the Participating Broker, unless a final supervisory review is being conducted as set forth above, in which instance the final review office will transmit the same to the Escrow Agent by the end of the next business day following receipt thereof.

    (f) During the term of this Agreement, the Dealer Manager shall have authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Participating Broker under this Agreement.

    (g) The Units shall be offered and sold by the Participating Broker only where the Units may be legally offered and sold, and only to such persons in such states who shall be legally qualified to purchase the Units. The Dealer Manager shall give the Participating Broker written notice at the time of effectiveness of those states in which the offering and sale of Units may be made, and shall amend such notice thereafter as additional states are added; no Units shall be offered or sold in any other states.

    (h) The Participating Broker shall have no obligation under this Agreement to purchase any of the Units for its own account.

    (i) The Participating Broker will use every reasonable effort to assure that Units are sold only to investors who:

         (1) meet the investor suitability standards, including the minimum income and net worth standard established by the Partnership, and minimum purchase requirements set forth in the Registration Statement;

         (2) can reasonably benefit from investment in the Partnership based on the prospective investor's overall investment objectives and portfolio structure;

         (3) is able to bear the economic risk of the investment based on the prospective investor's overall financial situation; and

         (4) has apparent understanding of: (a) the fundamental risks of the investment; (b) the risk that the prospective investor may lose the entire investment; (c) the lack of liquidity of the Units; (d) the restrictions on transferability of the Units; (e) the background and qualifications of the General Partner; and (f) the tax consequences of an investment in the Units.

    (j) The Participating Broker will make the determinations required to be made by it pursuant to Section 1(i) based on information it has obtained from a prospective investor, including, at a minimum, but not limited to, the prospective investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments of the prospective investor, as well as any other pertinent factors deemed by the Participating Broker to be relevant.

    (k) In addition to the complying with the provisions of Section 1(i) above, and not in limitation of any other obligations of the Participating Broker to determine suitability imposed by state or federal law, the Participating Broker agrees that it will comply fully with all of the provisions of Section 3 and 4 of Appendix F to the NASD's Rules of Fair Practice, including specifically the following provisions:

         (1) The Participating Broker shall have reasonable grounds to believe and shall believe, based upon information provided by the investor concerning the investor's other investments, financial situation and needs, and upon any other information known by the Participating Broker, that (a) each investor to whom the Participating Broker sells Units is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits (including tax benefits) of an investment in the Units, (b) each investor to whom the Participating Broker sells Units has a net worth sufficient to sustain the risks inherent in an investment in the Units (including potential loss and lack of liquidity), and (c) the Units otherwise are or will be suitable investment for each investor to whom it sells Units, and the Participating Broker shall maintain files disclosing the basis upon which the determination of suitability was made;

         (2) The Participating Broker shall not execute any transaction involving the purchase of Units in a discretionary account without prior written approval of the transaction by the investor;

         (3) The Participating Broker shall have reasonable grounds to believe and shall believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Units;

         (4) In making the determination set forth in subparagraph (3) above, the Participating Broker shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

         (5) If the Participating Broker relies upon the results of any inquiry conducted by another member of the NASD with respect to the obligations set forth in Section 1(k)(3) or (4) above, the Participating Broker shall have reasonable grounds to believe and shall believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not a sponsor or an affiliate of the sponsor of the Partnership; and

         (6) Prior to executing a purchase transaction in the Units, the Participating Broker shall have informed the prospective investor of all pertinent facts relating to the liquidity and marketability of the Units.

    (l) The Participating Broker agrees that it will comply with Section 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice.

    (m) The Participating Broker agrees to retain in its files, for a period of at least 6 years, information which will establish that each purchaser of Units falls within the permitted class of investors.

    (n) The Participating Broker shall not, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential Limited Partner for investment advice as an inducement to such advisor to advise the potential investor to purchase Units in the Partnership.

    (o) The Participating Broker either (i) shall not purchase Units for its own account or (ii) shall hold for investment any Units purchased for its own account.

    (p) The Participating Broker hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the distribution of preliminary and final prospectuses, and confirms that it has and will comply therewith.

    (q) The Participating Broker represents and warrants that it is (i) an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, (ii) duly registered as a broker-dealer under the provisions of the Exchange Act, and the regulations promulgated thereunder, (iii) a member in good standing of NASD; (iv) presently licensed by the appropriate regulatory agency of each state in which it will offer and sell the Units as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Units; and (v) neither Participating Broker nor any of Participating Broker's officers, directors or agents is the subject of any federal or state administrative or judicial proceeding or order which would disqualify it from participating in offerings registered under the Securities Act.

    2.   Compensation of Participating Broker.

    The Dealer Manager shall pay the Participating Broker, as compensation for all services to be rendered by the Participating Broker hereunder, a commission equal to 8.0% on sales of Units by such Participating Broker, as set forth in Exhibit A hereto, subject to reduction as specified in the Prospectus. The Dealer Manager, in its sole discretion, may reallow to the Participating Broker from its Dealer Manager fee, up to an additional 1.0% on sales of Units by such Participating Broker, based on such factors as the number of Units sold by the Participating Broker, bona fide due diligence expenses incurred by the Participating Broker. Such commission rates shall remain in effect during the term of this Agreement unless otherwise changed by a written agreement between the parties hereto. A sale of Units shall be deemed to be completed only after a Partnership receives a properly completed Subscription Agreement for Units of such Partnership from the Participating Broker evidencing the fact that the investor had received a final Prospectus for a period of not less than five full business days, together with payment of the full purchase price of each purchased Unit of such Partnership from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such Subscription Agreement has been accepted in writing by the General Partner of the Partnership. Such compensation shall be payable to the Participating Broker by the Dealer Manager after such acceptance of the subscription agreement; provided, however, that compensation or commissions shall not be paid by the Dealer Manager (i) other than from funds received as compensation or commissions from the Partnership for the sale of Units; (ii) until such time as Subscriptions for a minimum of 75,000 Units of such Partnership ($1,500,000) have been received and approved by the General Partner, and deposited into the Escrow Account provided for in Section 1(e) hereof; (iii) until any and all compensation or commissions payable by such Partnership to the Dealer Manager have been received by the Dealer Manager; and (iv) the commission payable to any broker-dealer or salesman exceeds the amount allowed by any regulatory agency. The Partnership (and the Dealer Manager) may pay reduced commissions or may eliminate commissions on certain sales of Units in accordance with, and on the terms set forth in, the following five paragraphs (including the following table) of this Section 2, which reduction or elimination of commissions will not, however, change the net proceeds to the Partnership.

    A registered principal or representative of the Dealer Manager or a Participating Broker, when purchasing on its own behalf, may purchase Units net of all or a portion of the 8% selling commission. In connection with purchases of certain minimum numbers of Units, the amount of commissions otherwise payable to the Dealer Manager or a Participating Broker, shall be reduced in accordance with the following schedule:

         Dollar Amount                                 Reallowed Commissions
           of Units               Purchase Price           on Sales/Unit
          Purchased                  Per Unit                 Percent

    $   1,000 - $  250,000            $20.00                    8.0%
    $ 250,020 - $  350,000            $19.80                    7.0%
    $ 350,020 - $  500,000            $19.60                    6.0%
    $ 500,020 - $ 750,000             $19.40                    6.0%
    $ 750,020 - $1,000,000            $19.20                    5.0%
  $ 1,000,020 or more                 $19.00                    4.0%


    Subscriptions for Units of COMMONWEALTH INCOME & GROWTH FUND III may not be combined in determining the volume discount to which an investor may be entitled. Any such reduction in commissions will be credited to the purchaser as defined below ("Purchaser"), by reducing the total purchase price otherwise payable by the Purchaser.

    Subscriptions may be combined for the purpose of determining the volume discounts in the case of Subscriptions made by any Purchaser, provided all such units are purchased through the same Participating Broker or through the Dealer Manager. The volume discount will be prorated among the separate Subscribers considered to be a single Purchaser.

    Any request to combine more than one Subscription must be made in writing in a form satisfactory to the General Partner and must set forth the basis for such request. Any such request will be subject to verification by the Dealer Manager that all of such Subscriptions were made by a single Purchaser. If a Purchaser does not reduce the per Unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate Subscribers for Units.

    For purposes of such volume discounts, Purchaser is defined as: (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Units for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Units and must have formed such group for a purpose other than to purchase the Units at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan that qualifies under Section 401 of the Internal Revenue Code of 1986, as amended; and (iv) all pension, trust, or other funds are maintained by a given bank. In addition, the General Partner, in its sole discretion, may aggregate and combine separate subscriptions for Units received during the Offering from
(i) the Dealer Manager or the same Participating Broker; (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940; (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group.

    3.  Association with Other Dealers.

    It is expressly understood between the Dealer Manager and the Participating Broker that the Dealer Manager may cooperate with other broker-dealers who are registered as broker-dealers with the NASD and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Units of the Partnership. Such other participating broker-dealers may be engaged by the Dealer Manager as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of commission as are agreed to between the Dealer Manager and the respective other participating broker-dealers and as are in accordance with the terms of the Registration Statement. The Participating Broker understands that, to that extent, such other participating broker-dealers shall compete with the Participating Broker in the sale of the Units. If the participating broker-dealers, including the Participating Broker, among themselves, should be deemed to constitute a partnership for Federal income tax purposes, then Participating Broker hereby elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with that election. Participating Broker further hereby authorizes the Dealer Manager, in its discretion, to execute and file on behalf of the Participating Broker such evidence of that election as may be required by the Internal Revenue Service.

    4.  Conditions of the Participating Broker's Obligations.

    The Participating Broker's obligations hereunder are subject, during the term of this Agreement and the Offering, to: (a) the performance by the Dealer Manager of its obligations hereunder; and (b) the conditions that:
(i) the Registration Statement shall become and remain effective; and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

    5.  Conditions to the Dealer Manager's Obligations.

    The obligations of the Dealer Manager hereunder are subject, during the term of this Agreement and the Offering, to the conditions that: (a) at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Units remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Units; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Units shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and (c) the Participating Broker shall have satisfactorily performed all of its obligations hereunder.

    6.  Covenants of the Dealer Manager.

    The Dealer Manager covenants, warrants and represents, during the term of this Agreement, that:

    (a) It shall use its best efforts to cause the Partnerships to maintain the effectiveness of the Registration Statement and to file such applications or amendments to the Registration Statement as may be reasonably necessary for that purpose.

    (b) It shall advise the Participating Broker whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Units, or receives notice of any proceedings regarding any such order.

    (c) It shall use its best efforts to prevent the issuance of any order described herein at Section 6 (b) hereof and to obtain the lifting of any such order if issued.

    (d) It shall give the Participating Broker written notice when the Registration Statement becomes effective and shall deliver to the Participating Broker such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as the Participating Broker may reasonably request for sale of the Units.

    (e) It shall promptly notify the Participating Broker of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the Participating Broker with copies of any revised Prospectus and/or supplements and amendments to the Prospectus.

    (f) To the extent to which the Dealer Manager has knowledge, it shall keep the Participating Broker fully informed of any material development to which either Partnership is a party or which concerns the business and condition of either Partnership.

    (g) In conjunction with the Partnership on whose behalf Units are being offered, it shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification of the Units for offering and sale under the securities laws of such states as that Partnership shall elect.

    7.  Payment of Costs and Expenses.

    The Participating Broker shall pay all costs and expenses incident to the performance of its obligations under this Agreement, including:

    (a) All expenses incident to the preparation, printing and filing of all advertising originated by it related to the sale of the Units; and

    (b) All other costs and expenses incurred in connection with its sales efforts related to the sales of the Units which are not expressly assumed by the Partnership in its Agency Agreement with the Dealer Manager.

    8.  Indemnification.

    (a) The Participating Broker agrees to indemnify, defend and hold harmless the Partnership, the General Partner, the General Partner's affiliates and its officers, directors, employees and agents, including the Dealer Manager, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Partnership, the General Partner, its affiliates and its officers, directors, employees or agents, which they or any of them may incur arising out of any offer or sale by the Participating Broker, or any person acting on its behalf, of any Units pursuant to this Agreement if such loss, claim, demand, liability, or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the Participating Broker which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement, as filed and in effect with the SEC, or in the amendment or supplement thereto and which statement or omission was not based on information supplied to the Partnership or the Dealer Manager by such Participating Broker, or (ii) the breach by the Participating Broker, or any person acting on its behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement.

    (b) In the Agency Agreement, the General Partner has agreed that it will indemnify and hold harmless the Dealer Manager and Participating Broker against any losses, claims, damages or liabilities, joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) a breach of any covenant or obligation of the General Partner in the Agency Agreement or any representation or warranty of the General Partner in the Agency Agreement or in the certificates provided pursuant to Paragraph 6(f) of the Agency Agreement, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading; and will reimburse the Dealer Manager and Participating Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that it shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or ommission or alleged omission made in the Prospectus in reliance upon and in conformity with information supplied with respect to the Dealer Manager or Participating Broker or any other agent which may offer and sell the Units, or their affiliates, in writing, expressly for use therein. This indemnity agreement is in addition to any liability which the General Partner may otherwise have.

    (c) No indemnifying party shall be liable under Sections 8(a) and 8(b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in Sections 8(a) and 8(b) above. In the cases of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under Sections 8(a) and 8(b) above for any legal or other expenses, other than for the reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, including but not limited to any legal expenses the indemnified party will incur if the indemnified party elects, at its option, to retain additional counsel to participate in the defense.
No indemnifying party shall be liable to indemnify any person for any settlement of any action effected without the consent of such indemnifying party.

    (d) In order to provide for just and equitable contribution in circumstance in which the indemnification provided in Sections 8(a), (b) and
(c) is for any reason other than the terms thereof held to be unavailable, the parties entitled to indemnification by the terms hereof shall be entitled to contribution for liabilities and expenses (including the reasonable costs of investigation but after deducting any contribution received by such parties from any other person) in such proportion as is appropriate to reflect the relative benefits received by such parties from the offering of the Units. If, however, the allocation provided by the preceding sentence is not permitted by applicable law, then such contribution shall be in such proportion as is appropriate to reflect such relative benefits and also the relative fault of such parties in connection with the misstatement or omissions which result in such losses, claims, damages or liabilities, as well as other equitable considerations. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to above, and that no person guilty of such fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party who may seek contribution under this Section 8(d) shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(d), give written notice of the commencement of such action, suit or proceeding to the other party or parties from whom such contribution may be sought, but the omission so to notify such contributing party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than on account of this Section 8(d).

    9.  Term of Agreement.

    This Agreement shall become effective at 8:00 a.m. (Eastern Standard
Time) of the first full business day following the day on which the Registration Statement becomes effective, or if later, the date on which this Agreement is executed by the Dealer Manager and the Participating Broker.
The Participating Broker and the Dealer Manager may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement would otherwise become effective.
After this Agreement becomes effective, either party may terminate it at any time for any reason by giving thirty (30) days written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement for offer and sale of the Units shall cease to be effective; (b) the Partnerships shall be terminated; or (c) the Participating Broker's license or registration to act as a broker-dealer shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

    10.  Notices.

    All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

    If sent to the Dealer Manager:

                        Commonwealth Capital Securities Corp.
                        1160 West Swedesford Road, Suite 340
                        Berwyn, Pennsylvania  19312
                        Attention: President

    If sent to the Participating Broker: to the person whose name and address are identified in Exhibit A hereto.

    11.  Successors.

    This agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the Participating Broker by operation of law or otherwise.

    12.  Miscellaneous

    (a) This Agreement shall be construed in accordance with the applicable laws of the Commonwealth of Pennsylvania.

    (b) Exclusive Jurisdiction. Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

    (c) Nothing in this Agreement shall constitute the Participating Broker as in association with or in partnership with the Dealer Manager. Instead, the Participating Broker is an independent contractor, and this Agreement shall only authorize the Participating Broker to sell the Units according to the terms as expressly set forth herein; provided, further, that the Participating Broker shall not in any event have any authority to act except according to the terms expressly set forth herein. The Dealer Manager is under no obligation to the Participating Broker except for the obligations assumed hereby or in any written communication from the Dealer Manager in connection with this offering. Further, the Participating Broker shall have no independent authority to appoint any person or other entity as an agent or sub-agent.

    (d) This Agreement, including Exhibit A and Schedule A hereto, embodies the entire understanding between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by other parties hereto.

    (e) If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

    (f) This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

    (g) All representations, warranties and covenants made by Participating Broker and/or Dealer Manager contained herein or in certificates delivered pursuant hereto, and the indemnity agreements contained herein, shall remain operative and in force and effect regardless of any investigation made by or on behalf of a party hereto, and shall survive the completion of the sale of the Units.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

PARTICIPATING BROKER:                                          DEALER MANAGER:

                                         Commonwealth Capital Securities Corp.


--------------------------------
(Name of Participating Broker)


By:                                      By:
   -----------------------------            ----------------------------------

  Print Name:                              Print Name:
             -------------------                     -------------------------

  Title:                                   Title:
        ------------------------                 -----------------------------

Witness:                                 Witness:
        ------------------------                 -----------------------------

                                   EXHIBIT A
                                       TO
                         PARTICIPATING BROKER AGREEMENT
                                       OF
                          COMMONWEALTH INCOME & GROWTH
                                    FUND III

    This Exhibit A is attached to and made a part of that certain
Participating Broker Agreement, dated as of the _____ day of ___________, 19___, by and between COMMONWEALTH CAPITAL SECURITIES CORP., as Dealer Manager, and ____________________________, as Participating Broker.

1.  Date of Agreement:
                       ----------------------------------------------------

2.  Identity of Participating Broker:

    Name:
          -----------------------------------------------------------------

    Firm NASD (CRD) No.
                        ---------------------------------------------------

    Type of Entity:
                    -------------------------------------------------------
                   (To be completed by Participating Broker, i.e. Corporation, Partnership or Sole Proprietorship)

    State Organized In:
                       ----------------------------------------------------
                   (To be completed by Participating Broker)

    Qualified To Do Business and in Good Standing in the Following Jurisdictions (including your state organization) (Note: Qualification to do business in any jurisdiction is generally a requirement im-posed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as a securities broker-dealer in such jurisdictions. Questions con-cerning this matter should be directed to you or your legal counsel):

    -------------------------------------------------------------------------

    -------------------------------------------------------------------------
    (To be completed by Participating Broker)

    Licensed as Broker-Dealer in the following states:
                                                      -----------------------

    -------------------------------------------------------------------------

    -------------------------------------------------------------------------
         (To be completed by Participating Broker)

3.  Schedule of Maximum Commissions Payable to participating broker (see
    Section 2 of Agreement):

    Number of Units
      Purchased In       Sales Price     As a Percentage
    Individual Order    To Subscriber  of the Sales Price (1)   Dollar Amount

       50 or more          $20.00              8.0%                $80.00

(1) Subject to reduction as set forth in Section 2 of the Participating Broker Agreement

4.  Name and Address for Notice Purposes (see Paragraph 10 of Agreement):

    Name:
         --------------------------------------------------------------------
    Title:
         --------------------------------------------------------------------
    Company:
            -----------------------------------------------------------------
    Address:
            -----------------------------------------------------------------
    City, State & Zip Code:
                            -------------------------------------------------
    Telephone Number (including area code):
                                           ----------------------------------

5.  Please complete the following for our records:

    (a)  Please name those individuals who hold the following  positions:

         President:
                   ----------------------------------------------------------
         Due Diligence Officer:
                               ----------------------------------------------
         Marketing Director:
                             ------------------------------------------------
         In-House Editor:
                         ----------------------------------------------------

    (b)  Does your company hold national or regional conferences?  Yes   No
                                                                      --   --
         If so, when?
                      -------------------------------------------------------
         Who is the coordinator?
                                ---------------------------------------------
    (c)  How many representatives are registered with your broker-dealer?
                                                                         ----
         PLEASE ENCLOSE A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

    (d)  Does your firm publish a newsletter?   Yes           No
                                                    ----------  ----------

    (e) Does your firm have regular internal mailings, or bulk package mailings to representatives?

         Yes            No
            -----------   ----------